Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Class B Ordinary Shares, $0.005 nominal value per share, of Brera Holdings PLC. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

BREA Holdings, LLC

By:	/s/ Daniel J. McClory
Daniel J. McClory, Sole Member
Date:	07/27/2026

Boustead & Company Ltd.

By:	/s/ Keith C. Moore
Keith C. Moore, President
Date:	07/27/2026

Pinehurst Partners LLC

By:	/s/ Daniel J. McClory
Daniel J. McClory, Manager
Date:	07/27/2026

Boustead Securities, LLC

By:	/s/ Lincoln J. Smith
Lincoln J. Smith, President & CEO
Date:	07/27/2026

Daniel J. McClory

By:	/s/ Daniel J. McClory
Daniel J. McClory
Date:	07/27/2026

Keith C. Moore

By:	/s/ Keith C. Moore
Keith C. Moore
Date:	07/27/2026

Alberto Libanori

By:	/s/ Alberto Libanori
Alberto Libanori
Date:	07/27/2026

Lincoln J. Smith

By:	/s/ Lincoln J. Smith
Lincoln J. Smith
Date:	07/23/2026